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                                                                   EXHIBIT 10.25

                      NOTE AND WARRANT AMENDMENT AGREEMENT

      This NOTE AND WARRANT AMENDMENT AGREEMENT (this "Agreement") is entered into as of the 3rd day of February 2005 by and among the following parties:

      STERLING CONSTRUCTION COMPANY, INC., a Delaware corporation ("SCC;")

      HARE & CO. A/C BANK OF NEW YORK ("Hare,") and

      THE HOLDERS OF CERTAIN PROMISSORY NOTES issued by SCC whose names appear on the signature page of this Agreement (the "Noteholders") under that heading.

                                   BACKGROUND

Effective October 31, 2001, SCC issued to North Atlantic Small Companies Investment Trust Plc ("NASCIT") Warrant No. ST-12 to purchase 322,661 shares of the common stock of SCC. NASCIT subsequently assigned that warrant to Hare whereupon it was reissued as Warrant No. ST-22 and is hereinafter referred to as the "Warrant."

Effective November 13, 2004, SCC issued Five-Year Subordinated Promissory Notes to certain of the Noteholders and on December 22, 2004, SCC issued a Five-Year Subordinated Promissory Note to each of the Noteholders, all as set forth in the schedule attached hereto as Schedule A. Each of such notes is referred to herein as a "Note" and together they are referred to as the "Notes."

On December 22, 2004 SCC also issued a Five-Year Subordinated Promissory Note to Hare in the principal amount of one million four hundred four thousand seven hundred fifty-eight dollars ($1,404,758) (the "Hare Note.")

1. CONSIDERATION. The parties now wish to enter into various transactions with respect to the Warrant, the Notes and the Hare Note for and in consideration of the foregoing recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

2.    THE WARRANT.

            2.1 The first sentence of Section 1 of the Warrant is hereby amended in its entirety to read as follows:

                        "Subject to the terms and conditions set forth herein and except as provided below, this Warrant shall be exercisable in whole or in part during the term commencing on the date that is forty-two (42) months after July 13, 2001 and ending at 5:00 p.m., Eastern Time on July 13, 2011, and shall be void thereafter."

            2.2 On or before March 31, 2005, Hare shall exercise the entire Warrant as so amended and shall pay to SCC by wire transfer of immediately available funds the Warrant exercise price of one dollar and fifty cents ($1.50) per share, aggregating $483,991.50.

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3.    THE NOTES. Simultaneously with the execution of this Agreement, each of the Noteholders will execute the form of note amendment attached hereto as Exhibit A (the "Note Amendment") for each Note then held by him or her.

4.    THE HARE NOTE.

            4.1 On the earlier of March 31, 2005 and the date of receipt of the funds described in Section 2.2, above, SCC will prepay one million twenty-seven thousand six hundred three dollars ($1,027,603) of the principal of the Hare Note; and

            4.2 On or before June 30, 2005, SCC will pre-pay the then outstanding balance of the Hare Note together with all accrued but unpaid interest thereon, whereupon Hare shall return the Hare Note to SCC for cancellation.

5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the State of Delaware.

6.    MISCELLANEOUS.

            6.1 This Agreement and any attachments referred to herein set forth the full and complete understanding of the parties with respect to the matters herein; shall not be amended except by written agreement of the parties signed by each of them; and shall be binding upon, and inure to the benefit of, the parties and their successors, personal representatives and assigns.

            6.2 This Agreement and any amendment hereof may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided that each party executes at least one counterpart) each of which counterparts shall be enforceable against the party or parties actually executing the counterpart, and all of which counterparts together shall constitute but one and the same agreement. This Agreement may be delivered by telecopier or other facsimile transmission with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

            6.3 This Agreement shall not become effective or binding on any party until --

                  (a) It has been executed and delivered by all of the individuals and entities listed on the signature page hereof; and

                  (b) Each Noteholder shall have executed and delivered the Note Amendment with respect to each of his or her Note or Notes, and SCC has executed and delivered each such Note Amendment.

             [The balance of this page is intentionally left blank]

Note and Warrant Amendment Agreement

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

STERLING CONSTRUCTION COMPANY, INC.      HARE & CO. A/C BANK OF NEW YORK BY: J
O HAMBRO CAPITAL MANAGEMENT

By: /s/ John D. Abernathy                By: /s/ R. G. Barret
    ----------------------------------       --------------------------------
    John D. Abernathy                        Name:  R. G. Barret
    Chairman of the Audit Committee          Title: Director, J O Hambro Capital
                                                    Management Ltd as
                                                    investor manager

                                   NOTEHOLDERS

/s/ James D. Manning                          /s/ Maarten D. Hemsley
--------------------------------------        --------------------------------
James D. Manning                              Maarten D. Hemsley

/s/ Patrick T. Manning                        /s/ Robert M. Davies
--------------------------------------        --------------------------------
Patrick T. Manning                            Robert M. Davies

/s/ Linda Manning
--------------------------------------
Linda Manning

/s/ Joseph P. Harper, Sr.
--------------------------------------
Joseph P. Harper, Sr.

/s/ Joseph P. Harper, Jr.
--------------------------------------
Joseph P. Harper, Jr.

/s/ Terry D. Williamson
--------------------------------------
Terry D. Williamson

/s/ Anthony F. Colombo
--------------------------------------
Anthony F. Colombo

/s/ Kevin J. Manning
--------------------------------------
Kevin J. Manning

/s/ Brian R. Manning
--------------------------------------
Brian R. Manning

/s/ Jeffrey Manning
--------------------------------------
Jeffrey Manning

Note and Warrant Amendment Agreement

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